UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2026

Ellington Credit Company
(Exact name of registrant specified in its charter)

Delaware	811-24071	46-0687599
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 698-1200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of Beneficial Interest, no par value	EARN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement.
On March 30, 2026, in connection with the previously announced public offering (the "Offering") of $50 million aggregate principal amount of its 8.50% Notes due 2031 (the “Notes”), Ellington Credit Company (the “Fund”) entered into (i) an indenture (the “Base Indenture”) between the Fund and Wilmington Trust, National Association (the “Trustee”) and (ii) a first supplemental indenture to the Base Indenture, between the Fund and the Trustee (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”). The representatives of the underwriters in the Offering may exercise an option to purchase up to an additional $7.5 million aggregate principal amount of Notes within 30 days of March 30, 2026.
The Notes are expected to be listed on the New York Stock Exchange, and the Fund expects trading to commence thereon within 30 days of the original issue date under the trading symbol “ELLA”. The Notes will be the Fund’s general unsecured obligations and, upon the Fund’s liquidation, dissolution or winding up, will rank (1) senior in right of payment to all of the Fund’s future indebtedness that is expressly subordinated, or junior, in right of payment to the Notes, (2) pari passu, or equally, in right of payment with all of the Fund’s existing and future senior indebtedness that is not so subordinated, or junior, (3) pari passu, or equally, with the Fund’s general liabilities (i.e. liabilities, excluding indebtedness), (4) effectively subordinated, or junior, to any of the Fund’s secured indebtedness and guarantees (including unsecured indebtedness, if any, that the Fund may later secure) with respect to the collateral securing such indebtedness and guarantees, and (5) structurally subordinated, or junior, to all existing and future indebtedness (including trade payables) incurred by the Fund’s subsidiaries, financing vehicles or similar facilities.
The Notes will mature on March 30, 2031, unless previously redeemed or repurchase in accordance with their terms. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the Notes is 8.50% per year and will be paid every March 30, June 30, September 30 and December 30, beginning June 30, 2026. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period for the Notes will be the period from and including March 30, 2026, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.
The Fund is issuing the Notes in denominations of $25 and integral multiples of $25 in excess thereof. The Notes will not be subject to any sinking fund and holders of the Notes will not have the option to have the Notes repaid prior to the stated maturity date.
The Notes may be redeemed in whole or in part at any time or from time to time at the Fund’s option on or after March 30, 2028, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Notice of any such redemption shall be delivered not fewer than ten (10) calendar days nor more than sixty (60) calendar days prior to the date fixed for redemption. Any exercise of the Fund’s option to redeem the Notes will be done in compliance with the Investment Company Act of 1940, as amended (the “1940 Act”).
If the Fund redeems only some of the Notes, the Trustee will determine the method for selection of the particular Notes to be redeemed, in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed, on a pro rata basis to the extent practicable or by lot or such similar method that the Trustee deems in its sole discretion is appropriate and fair in accordance with the procedures of The Depository Trust Company. Unless the Fund defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.
Pursuant to the Indenture, the Fund has the ability, without the consent of the holders of the Notes, to issue additional series of the Notes (in any such case, “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Notes and the existing Notes shall constitute a single series under the Indenture.
The Indenture contains certain covenants, including a covenant requiring the Fund to comply with the asset coverage requirements of Section 18(a)(1)(A) of the 1940 Act (as modified by the other provisions of Section 18 of the 1940 Act) as in effect from time to time or any successor provisions thereto, whether or not the Fund is subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Fund by the United States Securities and Exchange Commission (the “SEC”), and to provide certain financial information to the holders of the Notes and the Trustee if the Fund should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, as made applicable to the Fund by the 1940 Act. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.
The Notes were offered and sold pursuant to the Fund’s effective registration statement on Form N-2 (File No. 333-291525) previously filed with the SEC, as supplemented by a final prospectus dated March 25, 2026 and the pricing term sheet filed with the SEC on March 26, 2026. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on March 30, 2026.

The description above is only a summary of the material provisions of the Indenture and the Notes and is qualified in its entirety by reference to copies of the Base Indenture, Supplemental Indenture and the Notes, respectively, each filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.
4.1    Indenture, dated as of March 30, 2026, by and between Ellington Credit Company and Wilmington Trust, National Association, as trustee
4.2    First Supplemental Indenture, dated as of March 30, 2026, relating to the 8.50% Notes due 2031, by and between Ellington Credit Company and Wilmington Trust, National Association, as trustee
4.3    Form of 8.50% Notes due 2031 (included in Exhibit 4.2)
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON CREDIT COMPANY

Dated:	March 30, 2026	By:	/s/ Christopher Smernoff
Christopher Smernoff
Chief Financial Officer